THE KRAFT HEINZ COMPANY
AMENDED & RESTATED
DEFERRED COMPENSATION PLAN FOR NON-MANAGEMENT DIRECTORS
Section 1.PURPOSE
The purpose of The Kraft Heinz Company Amended and Restated Deferred Compensation Plan for Non-Management Directors (as amended from time to time, the “Plan”) is to afford each Non-Management Director of The Kraft Heinz Company, a Delaware corporation, including any successor corporation, the “Company”) the option to elect to defer the receipt of all or part of their Compensation until such future date as they may elect pursuant to the terms and conditions of the Plan.
Section 2.EFFECTIVE DATE
The Kraft Heinz Company Deferred Compensation Plan for Non-Management Directors was originally effective as of September 12, 2012. This Plan is effective December 31, 2025.

Section 3.DEFINITIONS
The purpose of the Plan is to afford each Non-Management Director the option to elect to defer the receipt of all or part of their Compensation until such future date as he or she may elect pursuant to the terms and conditions of the Plan.
For purposes of the Plan, the following terms are defined as set forth below:
a.“Additional Fees” means the portion of a Participant’s Compensation for service as Lead Director, as the chairperson of the Committee, as the chairperson of another committee of the Company, or as Chairperson of the Board, in each case, as applicable, that is in addition to the Retainer Fee.
b.“Allocation Date” means any date on which an amount representing all or part of a Participant’s Compensation is to be credited to their Deferred Fee Account or Deferred Stock Account, as applicable, pursuant to a Deferral Election. The Allocation Date for the Retainer Fee and for the Additional Fees payable in cash shall be no later than the last day of each calendar quarter. The Allocation Date for Stock Awards shall be the date the Stock Awards would have otherwise been granted.
c.“Beneficiary” means any person or entity designated as such in an Election Form. If a Participant has not made a valid designation of a Beneficiary on an Election Form, or if no designated Beneficiary survives the Participant, then the Beneficiary is the Participant’s estate.
d.“Board” means the Board of Directors of the Company.
e.“Chairperson of the Board” means the chairperson of the Board.
f.“Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

g.“Committee” means the Human Capital and Compensation Committee of the Company.
h.“Common Stock” means the common stock of the Company.
i.“Company” has the meaning set forth in Section 1 of the Plan.
j.“Compensation” means the Retainer Fee, Additional Fees, and Stock Awards payable by the Company to each Participant, in each case, as applicable.
k.“Deferral Election” means the election made by a Participant on an Election Form to defer the payment of all or a part of their Compensation earned and payable after the applicable effective date set forth in Sections 4.1.1 or 4.1.2.
l.“Deferred Amount” means the amount of Compensation subject to a Deferral Election.
m.“Deferred Fee Account” means an unfunded deferred compensation account established by the Company on behalf of each Non-Management Director who makes a Deferral Election with respect to the Retainer Fee or Additional Fees (other than Additional Fees payable in the form of Common Stock). The Company may establish more than one Deferred Fee Account on behalf of any Non-Management Director who submits an Election Form in accordance with Section 4.3.2 to modify their election as to the Distribution Date with respect to the Retainer Fee or Additional Fees to be paid for services performed thereafter.
n.“Deferred Stock” means an unfunded obligation of the Company, represented by an entry on the books and records of the Company, to issue one share of Common Stock on the date of distribution.
o.“Deferred Stock Account” means an unfunded deferred compensation account established by the Company on behalf of each Non-Management Director who makes a Deferral Election with respect to Stock Awards.
p.“Disability” means the Participant either (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of Company or the Participant’s employer. For purposes of this Plan, “Disability” shall be interpreted in a manner that is consistent with Section 409A of the Code.
q.“Distribution Date” means the date of the distribution or commencement of distribution of amounts credited to a Deferred Fee Account or a Deferred Stock Account, as designated by a Participant on an Election Form in accordance with Sections 4.3.1 and 4.3.2, as applicable.
r.“Election Date” means the date an Election Form is received by the Company in the manner specified by the Company.

s.“Election Form” means an Election Form completed and executed by the Participant and submitted and received in a manner specified by the Company.
t.“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder.
u.“Extraordinary Distribution Request Date” means the date an Extraordinary Distribution Request Form is received by the Company.
v.“Extraordinary Distribution Request Form” means the Extraordinary Distribution Request Form (i) completed and executed by a Participant or Beneficiary who wishes to request an extraordinary distribution of amounts credited to a Deferred Fee Account or Deferred Stock Account in accordance with Section 4.3.3 and submitted in the manner specified by the Company .
w.“Heinz 2013 Omnibus Incentive Plan” means the H.J. Heinz Holding Corporation 2013 Omnibus Incentive Plan, as amended and restated from time to time.
x.“Kraft 2012 Performance Incentive Plan” means the Kraft Foods Group, Inc. 2012 Performance Incentive Plan, as amended and restated from time to time.
y.“Kraft Heinz 2016 Omnibus Incentive Plan” means The Kraft Heinz Company 2016 Omnibus Incentive Plan, as amended and restated from time to time.
z.“Kraft Heinz 2020 Omnibus Incentive Plan” means The Kraft Heinz Company 2020 Omnibus Incentive Plan, as amended and restated from time to time.
aa.“Lead Director” means the individual Non-Management Director identified by the Company as the Lead Director of the Board.
ab.“Non-Management Director” means each member of the Board who is not (i) a full-time employee of the Company or of any (a) corporation or entity that owns, directly or indirectly, stock constituting at least fifty percent (50%) of the total combined voting power of all classes of stock entitled to vote in the election of the Board or of any corporation in which the Company owns, directly or indirectly, stock possessing at least fifty percent (50%) of the total combined voting power of all classes of stock entitled to vote in the election of directors in such corporation or entity, or (b) corporation, entity, or individual that is controlled by or under common control with the Company, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Company, whether through ownership of voting securities, by contract or otherwise, (2) an emeritus member of the Board, as determined by the Company.
ac.“Participant” means a Non-Management Director who elects to make a Deferral Election or a person who was, but is no longer, a Non-Management Director as long as a Deferred Fee Account or Deferred Stock Account is being maintained for their benefit.
ad.“Plan” has the meaning set forth in section 1.
ae.“Retainer Fee” means the portion of a Participant’s Compensation that is fixed for their service as a Non-Management Director and paid without regard to their attendance at meetings of the Board or any committee of the Board, but shall not include awards of Common Stock, Deferred Stock, restricted stock units, stock options, or any other non-cash compensation (including the portion of the Additional Fee for the Chairperson of the Board not elected to be paid in cash).
af.“Separation from Service” means a “separation from service” from the Company within the meaning of Section 409A of the Code.
ag.“Stock Award” means Deferred Stock, restricted stock, restricted stock units, stock options, award of Common Stock, or any other applicable stock award granted to a Non-Management Director (including the portion of the Additional Fee for the Chairperson of the Board payable in Common Stock rather than cash) pursuant to any of the following: (i) the Kraft 2012 Performance Incentive Plan, or any successor thereto; (ii) the Heinz 2013 Omnibus Incentive Plan, or any successor thereto; (iii) the Kraft Heinz 2016 Omnibus Incentive Plan, or any successor thereto; (iv) the Kraft Heinz 2020 Omnibus Incentive Plan, or any successor thereto; or (v) any similar plan maintained by the Company.
ah.“Transfer Election Date” means the date set forth on a Transfer Form.
ai.“Transfer Form” means a Transfer Form completed and executed by a Participant or Beneficiary in accordance with Section 4.2.5 and submitted in a manner specified by the Company.
Section 4.DEFERRED COMPENSATION PROGRAM
4.1Participation
4.1.1Deferral Elections
A Non-Management Director may make a Deferral Election by submitting an Election Form in the manner specified by the Company. Each Non-Management Director who makes a Deferral Election becomes a Participant in this Plan.
Any Deferral Election relating to the Retainer Fee and Additional Fees (other than Additional Fees paid in the form of Common Stock) shall be in integral multiples of twenty-five percent (25%) of the Retainer Fee and Additional Fees.
The Participant shall indicate on the Election Form:
a.the Deferral Election;
b.the Distribution Date, as applicable; and
c.the Participant’s Beneficiary or Beneficiaries.
A Deferral Election submitted on an Election Form shall become effective with respect to a Participant’s Retainer Fee and Additional Fees for services performed on and after the first day of the calendar year following the Election Date of such Election Form. In the case of a Participant who is newly eligible to participate in the Plan and who submits an Election Form no later than 30 days after first becoming eligible for the Plan and any other plan required to be aggregated with the Plan under Section 409A of the Code, a Deferral Election shall become effective for services performed after the Election Date.
A Deferral Election shall remain in effect with respect to all future Compensation until a new Deferral Election made by the Participant on an Election Form in accordance with Section 4.1.2 or Section 4.1.3 becomes effective in a manner specified by the Company.
4.1.2Change of Deferral Election.
A Participant may change their Deferral Election with respect to Compensation for services performed and payable in a subsequent calendar year by submitting an Election Form in the manner specified by the Company.
A Deferral Election to increase or decrease the amount of future Compensation to be deferred or the mode of Compensation shall become effective on and after the first day of the calendar year following the Election Date.
4.1.3Cessation of Deferrals
A Participant may cease to defer future Retainer Fees, Additional Fees, or a subset thereof by submitting an Election Form in the manner specified by the Company. An election by a Participant to cease deferrals of Retainer Fees, Additional Fees, or a subset thereof shall become effective with respect to Compensation for services performed on or after the first day of the calendar year following the Election Date.
4.1.4Beneficiary Election Modification
A Participant shall be permitted at any time to modify their Beneficiary election, effective as of the date the Election Form is received by the Company, by submitting an Election Form in the manner specified by the Company.

4.2Investments
4.2.1Deferred Fee Accounts and Deferred Stock Accounts
The Company shall establish a Deferred Fee Account or Deferred Stock Account, as applicable, for each Participant who has made a Deferral Election pursuant to Section 4.1.1. On each Allocation Date, the Company shall allocate the amount of the Deferred Amount to be credited to each Participant’s Deferred Fee Account or Deferred Stock Account, as applicable.
4.2.2Credits to Deferred Fee Accounts
With respect to a Participant’s deferred Retainer Fees and deferred Additional Fees, on each Allocation Date, the Participant’s Deferred Fee Account shall be credited with an amount equal to the applicable Deferred Amount designated by the Participant, and any earnings thereon.
4.2.3Credits to Deferred Stock Accounts
With respect to a Participant’s deferred Stock Awards, on each Allocation Date the Participant’s Deferred Stock Account shall be credited with shares of Deferred Stock equal to the number of shares of Common Stock subject to the applicable deferred Stock Awards. The Deferred Stock Account shall thereafter be credited with amounts equal to the cash dividends that would have been paid had the Participant held a number of shares of Common Stock equal to the number of shares of Deferred Stock in the Participant’s Deferred Stock Account, and any such amounts shall be treated as invested in additional shares of Deferred Stock. Fractional shares of Common Stock will be rounded up to the nearest whole number of shares of Common Stock.
The value of the Deferred Stock Account, at any relevant time shall be determined as if all amounts credited thereto had been invested in Deferred Stock, in the case of the Deferred Stock Account, provided, however, that if as a result of adjustments or substitutions in connection with an event described in any of (i) section 4 of the Kraft 2012 Performance Incentive Plan or the corresponding provision of any successor thereto, (ii) section 5 of the Heinz 2013 Omnibus Incentive Plan or the corresponding provision of any successor thereto, (iii) section 5 of the Kraft Heinz 2016 Omnibus Incentive Plan or the corresponding provision of any successor thereto, or (iv) section 5 of the Kraft Heinz 2020 Omnibus Incentive Plan or the corresponding provision of any successor thereto, a Participant has received or receives with respect to Deferred Stock rights or amounts measured by reference to stock other than Common Stock, then any crediting of amounts to reflect dividends with respect to such other stock shall be allocated among and treated as invested in additional shares of Deferred Stock.
4.2.4Investment Directions with Respect to Deferred Retainer Fee and Additional Fees
Each Participant shall make an initial or revised investment direction with respect to the portion of such Participant’s applicable Deferred Amount related to deferred Retainer Fee and Additional Fees in the manner specified by the Company. Any apportionment of such Deferred Amounts (and of increases or decreases in such Deferred Amounts) shall be in integral multiples of one percent (1%). An investment direction shall become effective on the first day of the calendar month following the receipt of investment direction by the Company. An investment direction shall remain in effect with respect to all such future Deferred Amounts until a revised investment direction made by the Participant in a manner specified by the Company becomes effective. All awards in respect of Deferred Stock will be invested in Deferred Stock.
4.2.5Investment Transfers with Respect to Deferred Retainer Fees and Additional Fees
A Participant (or Beneficiary after the death of the Participant) may transfer to one or more Deferred Fee Accounts all or a part (in integral multiples of one percent (1%)) of the amounts credited to a different Deferred Fee Account by submitting a Transfer Form in the manner specified by the Company. In addition, no transfers may be made from a Participant’s Deferred Stock Account.
Any such transfer of amounts shall become effective on the first day of the calendar month following the Transfer Election Date.
4.3Distributions
4.3.1Distribution Date
The Distribution Date with respect to amounts credited to a Participant’s Deferred Stock Account and any respective earnings thereon, is: (a) for amounts deferred prior to January 1, 2026, six calendar months following the earlier of Participant’s Separation from Service, including by reason of Disability, and Participant’s date of death, and (b) for amounts deferred after December 31, 2025, the earlier of Participant’s Separation from Service, including by reason of Disability, and Participant’s date of death, in all cases in accordance with Section 409A of the Code.
The Distribution Date with respect to amounts credited to a Participant’s Deferred Fee Accounts and any respective earnings thereon, is set forth in a Participant’s Election Form, and is (a) for amounts deferred prior to January 1, 2026, either (i) the date that is six calendar months following the earlier of Participant’s Separation from Service, including by reason of Disability, or Participant’s date death, or (ii) the date that is six calendar months following the earlier of Participant’s Separation from Service, including by reason of Disability, or a date elected by Participant that is at least six months after the effective date of the Election Form, and (b) for amounts deferred after December, 31, 2025, either (i) the date that is the earlier of Participant’s Separation from Service, including by reason of Disability, or Participant’s date death, or (ii) the date that the earlier of Participant’s Separation from Service, including by reason of Disability, or a date elected by Participant.
No Separation from Service shall be deemed to occur until the Non-Management Director ceases to serve on any and all of the Board and the board of directors of any other company with respect to which their service as a director began while such other company was a subsidiary of the Company.
Except as stated in the next paragraph, all distributions shall be made to the Participant.

Upon the Participant’s death, the balance remaining in each of the Participant’s Deferred Fee Account or Deferred Stock Account shall be payable to their Beneficiaries as set forth on the Participant’s then-current Election Form. Upon the death of a Beneficiary who is receiving distributions in installments, the balance remaining in the Deferred Fee Account or Deferred Stock Account of the Beneficiary shall be paid to their estate in a lump sum, without interest, except to the extent that the Corporate Secretary of the Company (or their delegate) permits a Participant to elect otherwise in accordance with the procedures of this Section 4.3.1, taking into account administrative feasibility and other constraints.
All distributions with respect to a Participant’s Deferred Fee Accounts which have not been reallocated to the Participant’s Deferred Stock Account shall be paid in cash and, except as provided in Section 4.3.3, shall be deemed to have been made pro rata. All distributions with respect to a Participant’s Deferred Stock Account shall be paid in shares of Common Stock.
4.3.2Modified Distribution Date
A Participant may modify their election as to the Distribution Date with respect to applicable Compensation attributable to future service, with such modification to be effective beginning the next calendar year and continuing thereafter by submitting an Election Form in the manner specified by the Company.
4.3.3Extraordinary Distributions
Notwithstanding the foregoing, a Participant (or Beneficiary after the participant’s death) may request an extraordinary distribution of all or part of the amount credited to their Deferred Fee Account or Deferred Stock Account because of hardship. A distribution shall be deemed to be “because of hardship” if such distribution is necessary to alleviate or satisfy an immediate and heavy financial need of the Participant and otherwise satisfies the requirements for the occurrence of an “unforeseeable emergency” within the meaning of Section 409A(a)(2) of the Code.
A request for an extraordinary distribution shall be made by submitting a valid Extraordinary Distribution Request Form in the manner specified by the Company. All extraordinary distributions shall be subject to approval by the Committee.
The Extraordinary Distribution Request Form shall indicate:
a.the amount to be distributed from the Deferred Fee Account or Deferred Stock Account; and
b.the “hardship” requiring the distribution.
The amount of any extraordinary distribution shall not exceed the amount determined by the Committee to be required to meet the immediate financial need of the applicant.
An extraordinary distribution shall be made with respect to amounts credited to the Deferred Fee Account or Deferred Stock Account on the first day of the calendar month next following approval of the extraordinary distribution request by the Committee. Upon approval of an extraordinary distribution request, any existing Deferral Election shall be cancelled prospectively. A Participant may make a new Deferral Election for a future year in accordance with Section 4.1.2.
Notwithstanding the forgoing, the Committee may delegate its authority to approve extraordinary distributions to the Company’s management.
4.3.4Specified Employee
Notwithstanding anything to the contrary in any of (i) the Plan or any similar plan maintained by the Company, (ii) the Kraft 2012 Performance Incentive Plan, or any successor thereto; (iii) the Heinz 2013 Omnibus Incentive Plan, or any successor thereto; (iv) the Kraft Heinz 2016 Omnibus Incentive Plan, or any successor thereto; or (v) the Kraft Heinz 2020 Omnibus Incentive Plan, or any successor thereto; or (v) any Deferral Election made by a Participant, if a distribution is to be made upon the Participant’s Separation from Service, and the Participant is a “specified employee” within the meaning of the Section 409A of the Code, then distribution in the form of a single lump sum will be made on, and distribution in the form of installments will commence on, in each case, as applicable, a date that is no earlier than the sixth calendar month following the date of the Participant’s Separation from Service.
Section 5.GENERAL PROVISIONS
5.1Unfunded Plan
It is intended that the Plan constitute an “unfunded” plan for deferred compensation. The Company may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan; provided, however, that, unless the Company otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan. Any liability of the Company to any person with respect to any grant under the Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

5.2Rules of Construction
The Plan shall be construed and interpreted in accordance with Delaware law. Headings are given to the sections of the Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law. Notwithstanding anything in this Plan to the contrary, the Plan shall be construed to reflect the intent of the Company that all elections to defer, distributions, and other aspects of the Plan shall comply with Section 409A of the Code and any regulations and other guidance thereunder to the extent applicable. The Plan is also intended to be construed so that participation in the Plan will be exempt from Section 16(b) of the Exchange Act pursuant to regulations and interpretations issued from time to time by the Securities and Exchange Commission.
5.3Administrator
The Plan shall be administered by the Committee (or a delegate thereof) or any other committee appointed by the Board. As administrator, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto, including any Election Form); and to otherwise supervise the administration of the Plan.
5.4Withholding
No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to participation under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by applicable law to be withheld with respect to such amount, if any.

5.5Amendment and Termination
The Committee may amend the Plan and any outstanding awards thereunder, in whole or in part, but no amendment shall be made that would impair prior rights of a Participant to their Deferred Fee Account or Deferred Stock Account without their consent.
The Company may suspend, discontinue, or terminate the Plan and any outstanding awards thereunder, in whole or in part, by appropriate action of the Board at any time. Upon termination of the Plan, amounts then credited to each Deferred Fee Account and Deferred Stock Account shall be paid in accordance with the Election Form then governing such Deferred Fee Account or Deferred Stock Account or as otherwise provided in Section 4.3.1.

5.6Adoption of Procedures
The Corporate Secretary of the Company (or their delegate) shall have the authority to adopt such procedures as are appropriate to administer the Plan.
5.7Assignability
No Participant or Beneficiary shall have the right to assign, pledge or otherwise transfer any payments to which such Participant or Beneficiary may be entitled under the Plan, other than by will or by the laws of descent and distribution or pursuant to a domestic relations order which meets the relevant requirements of a “qualified domestic relations order” (as defined by Section 414(p) of the Code).